Exhibit 4.62
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                                 AMENDMENT NO. 5

                                       TO

                               LIQUIDITY AGREEMENT

                          dated as of February 26, 2002

                                      among

                          DOLLAR THRIFTY FUNDING CORP.,
                             an Oklahoma corporation

                         CERTAIN FINANCIAL INSTITUTIONS,
                            as the Liquidity Lenders

                                       and

                  CREDIT SUISSE FIRST BOSTON, NEW YORK BRANCH,
                             as Liquidity Agent and
                   as Series 1998-1 Letter of Credit Provider

                                 AMENDMENT NO. 5
                             TO LIQUIDITY AGREEMENT
                             ----------------------

     This Amendment No. 5 to Liquidity Agreement dated as of February 26, 2002 ("Amendment"), among Dollar Thrifty Funding Corp., an Oklahoma corporation ("DTFC"), the undersigned financial institutions (the "Liquidity Lenders"), Credit Suisse First Boston, New York Branch, a Swiss banking corporation, as Liquidity Agent and as Series 1998-1 Letter of Credit Provider ("CSFB") (DTFC, the Liquidity Lenders and CSFB are collectively referred to herein as the "Parties"), JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), not as a party but as Syndication Agent, and Deutsche Bank AG, New York Branch, not as a party but as Documentation Agent.

                                    RECITALS:
                                    --------

     A. The Parties are parties to that certain Liquidity Agreement dated as of March 4, 1998, among DTFC, the Liquidity Lenders, the Liquidity Agent and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), not as a party but as Syndication Agent, as subsequently amended by (i) Amendment No. 1 to Liquidity Agreement dated as of March 4, 1999, (ii) Amendment No. 2 to Liquidity Agreement dated as of October 20, 1999, (iii) Amendment No. 3 to Liquidity
Agreement dated as of February 18, 2000, and (iv) Amendment No. 4 to Liquidity Agreement dated as of February 28, 2001 (as amended to the date hereof, the "Liquidity Agreement"); and

     B. Contemporaneously herewith, the Parties are entering into that certain Extension Agreement whereby the Scheduled Liquidity Commitment Termination Date is being extended on February 26, 2002 until February 24, 2003; and

     C. As a result of such extension, the Parties wish to amend the Liquidity Agreement as provided herein.

     NOW THEREFORE, the Parties hereto agree as follows:

     1. Definitions. Capitalized terms used in this Amendment not herein defined shall have the meaning contained in the Liquidity Agreement.

     2.     Amendments. The Liquidity Agreement is hereby amended as follows:

            (a) By deleting Section 4.5(a) thereof in its entirety and replacing it with the following:

                    "SECTION 4.5 Fees. (a) Commitment Fee. DTFC agrees to pay to the Liquidity Agent for the account of each Liquidity Lender an ongoing commitment fee (the "Commitment Fee") equal to 0.25% per annum of the average daily unused portion of each such Liquidity Lender's Liquidity Commitment, such fee to accrue from February 26, 2002 (the "Closing Date") until the Liquidity Commitment Termination Date. The Commitment Fee shall be computed based on the actual number of days elapsed and a 360 day year. The Commitment Fee shall be payable in arrears on the last Business Day of each calendar quarter occurring after the Closing Date and on the Liquidity Commitment Termination Date."

            (c) By deleting the definition of "Fee Letter" appearing in Annex A to the Liquidity Agreement in its entirety and replacing it with the following:

                    "Fee Letter" means that certain fee letter dated February 26, 2002 among DTFC, Credit Suisse First Boston, New York Branch, and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as the same may be amended, restated, replaced or otherwise modified from time to time."

     3. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the Parties hereto under the Liquidity Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Liquidity Agreement, all of which are hereby ratified and affirmed in all respects by each of the Parties hereto and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Liquidity Agreement specifically referred to herein and any references in the Liquidity Agreement to the provisions of the Liquidity Agreement specifically referred to herein shall be to such provisions as amended by this Amendment.

     4. Applicable Provision. Pursuant to Section 11.1 of the Liquidity Agreement, the Liquidity Agreement may be amended by DTFC, CSFB, as the Series 1998-1 Letter of Credit Provider, and the Majority Banks.

     5. Condition to Effectiveness. The effectiveness of this Amendment shall be conditioned upon the effectiveness of that certain Extension Agreement dated as of the date hereof among DTFC, the financial institutions parties thereto, and CSFB.

     6. Continuing Accuracy of Representations and Warranties. The representations and warranties of DTFC in each of the CP Program Documents to which DTFC is a party are true and correct (in all material respects to the extent such representations and warranties do not incorporate a materiality limitation in their terms) on the date of this Amendment as though made on and as of the date of this Amendment.

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


     7. Waiver of Notice. Each of the Parties hereto waives any prior notice and any notice period that may be required by any other agreement or document in connection with the execution of this Amendment.

     8. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

     9. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     10. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.


                         [SIGNATURES ON FOLLOWING PAGES]



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     IN WITNESS  WHEREOF,  the Parties  have caused  this  Amendment  to be duly executed and delivered as of the day and year first above written.

                                 DTFC:

                                 DOLLAR THRIFTY FUNDING CORP.,
                                 an Oklahoma corporation

                                 By:  __________________________________________
                                      Pamela S. Peck
                                      Vice President and Treasurer

                                 LIQUIDITY AGENT:

                                 CREDIT SUISSE FIRST BOSTON, NEW YORK BRANCH, a Swiss banking corporation

                                 By:____________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________


                                 By:____________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                                 SERIES 1998-1 LETTER OF CREDIT PROVIDER:

                                 CREDIT SUISSE FIRST BOSTON, NEW YORK BRANCH, a Swiss banking corporation

                                 By:____________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________


                                 By:____________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________




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LIQUIDITY COMMITMENT:            LIQUIDITY LENDER:


$70,000,000                      CREDIT SUISSE FIRST BOSTON, NEW YORK BRANCH,
                                 a Swiss banking corporation


                                 By:____________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________


                                 By:____________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________




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


LIQUIDITY COMMITMENT:            LIQUIDITY LENDER:


$70,000,000                      JPMORGAN CHASE BANK


                                 By:____________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________



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LIQUIDITY COMMITMENT:            LIQUIDITY LENDER:


$50,000,000                      ING (U.S.) CAPITAL, LLC


                                 By:____________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________




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


LIQUIDITY COMMITMENT:            LIQUIDITY LENDER:


$35,000,000                      THE BANK OF NOVA SCOTIA


                                 By:____________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________




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LIQUIDITY COMMITMENT:            LIQUIDITY LENDER:


$50,000,000                      ABN AMRO BANK N.V.


                                 By:____________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________


                                 By:____________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________





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


LIQUIDITY COMMITMENT:            LIQUIDITY LENDER:


$25,000,000                      CREDIT INDUSTRIEL ET COMMERCIAL


                                 By:____________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________


                                 By:____________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________



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


LIQUIDITY COMMITMENT:            LIQUIDITY LENDER:


$40,000,000                      DRESDNER BANK AG, NEW YORK AND GRAND
                                 CAYMAN BRANCHES


                                 By:____________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________


                                 By:____________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________




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LIQUIDITY COMMITMENT:            LIQUIDITY LENDER:


$25,000,000                      BNP PARIBAS


                                 By:____________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________


                                 By:____________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________




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LIQUIDITY COMMITMENT:            LIQUIDITY LENDER:


$50,000,000                      BANK OF MONTREAL


                                 By:____________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________




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LIQUIDITY COMMITMENT:            LIQUIDITY LENDER:


$22,000,000                      COMERICA BANK


                                 By:____________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________




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LIQUIDITY COMMITMENT:            LIQUIDITY LENDER:


$60,000,000                      DEUTSCHE BANK AG, NEW YORK A/O CAYMAN
                                 ISLANDS BRANCHES


                                 By:____________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________


                                 By:____________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________




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LIQUIDITY COMMITMENT:
                                 LIQUIDITY LENDER:


$25,000,000                      LANDESBANK HESSEN-THURINGEN GIROZENTRALE


                                 By:____________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________


                                 By:____________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________




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